EXHIBIT 21

                GENERAL MILLS, INC. SUBSIDIARIES

                                                                Percentage
                                                Country or       of Voting
                                                State in Which  Securities
                                                Each Subsidiary   Owned
                                                Was Organized     (Note 1)


ALTCARE CORPORATION                             Minnesota          50
COLOMBO DAIRY FOODS LTD.                        Ontario           100
COLOMBO, INC.                                   Delaware          100
COLOMBO YOGURT SHOP, QUINCY MARKET, INC.        Delaware          100
C.P.A. CEREAL PARTNERS HANDELSGESELLSCHAFT
   m.b.H. (Note 10)                             Austria            50
C.P.D. CEREAL PARTNERS DEUTSCHLAND
   VERWALTUNGSGESSELSCHAFT m.b.H (Note 2)       Germany            50
CPW MEXICO S.A. de C.V.                         Mexico             50
CPW S.A. (Note 13)                              Switzerland        50
CPW-CI LIMITED                                  Cayman Islands     50
FYL CORP.                                       California        100
GENERAL MILLS CONTINENTAL, INC. (Note 11)       Delaware          100
GENERAL MILLS EUROPE LIMITED                    England           100
 C.P. HELLAS EEIG                               Greece             50
GENERAL MILLS FINANCE, INC.                     Delaware          100
GENERAL MILLS FRANCE S.A.                       France            100
 GMSNACKS, SCA (Note 3)                         France             43.29
   Snack Ventures Europe, SCA (Note 4)          Belgium            40.49
     Biscuiterie Nantaise-BN, S.A.              France            100
     Matutano, S.A.                             Portugal          100
     Smiths Food Group B.V.                     The Netherlands   100
     SVE Italia                                 Italy             100
     Tasty Foods S.A.                           Greece            100
GENERAL MILLS HOLDING B.V. (Note 5)             The Netherlands   100
 CEREAL PARTNERS FRANCE B.V. (Note 6)           The Netherlands   100
 GENERAL MILLS ESPANA B.V. (Note 7)             The Netherlands   100
 GENERAL MILLS HOLLAND B.V.                     The Netherlands   100
   GMR Japan, Inc.                              Japan             100
GENERAL MILLS MAARSSEN B.V.                     The Netherlands   100
GENERAL MILLS PRODUCTS CORP.                    Delaware          100
 GENERAL MILLS INTERNATIONAL LIMITED (Note 11)  Delaware          100
 INMOBILIARIA SELENE, S.A. DE C.V.              Mexico            100
 SMITHS FOOD GROUP DEUTSCHLAND B.V.             The Netherlands   100
 TORONTO MACARONI & IMPORTED FOODS LIMITED      Ontario           100
   General Mills Canada, Inc. (Note 8)          Canada            100
GOLD MEDAL INSURANCE CO. (Note 9)               Minnesota         100
GRANDES MOLINOS DE VENEZUELA, S.A               Venezuela          12.61
INTERNATIONAL DESSERT PARTNERS L.L.C.           Delaware           50
MILLS SYNDICATED PROPERTIES, INC.               Minnesota         100
NESTLE ASEAN PHILIPPINES, INC. (Note 12)        The Philippines    30
POPCORN DISTRIBUTORS, INC.                      Delaware          100
TORUN-PACIFIC SP. Z O.O.                        Poland             50
YOPLAIT USA, INC.                               Delaware          100



Notes to list of subsidiaries:

1. Except where noted, the percentage of ownership refers to the total ownership by the indicated parent corporation.

2. General Mills, Inc. also owns a 50% ownership interest in a partnership organized under the laws of Germany.

3. General Mills Holland B.V. owns a 29.34% interest in GMSNACKS,
   SCA, General Mills Holding B.V. owns a 26.25% interest in
   GMSNACKS, SCA, and General Mills Products Corp. owns a 1.12% interest in GMSNACKS, SCA.

4. General Mills Holding B.V. owns a .01% interest in Snack Ventures
   Europe, SCA.

5. General Mills Holding B.V. and General Mills, Inc. together own a 100% interest in a Belgian partnership, General Mills Belgium,
   SNC, which also has a 50% interest in a partnership organized under the laws of Portugal.

6. Cereal Partners France B.V., General Mills, Inc. and General Mills France S.A. own a 100% interest in a French partnership, GMEAF
   SNC, which owns a 50% interest in a partnership organized under the laws of France.

7. General Mills Espana B.V. owns a 50% interest in a partnership organized under the laws of Spain.

8. General Mills Canada, Inc. and General Mills Products Corp. together own a 100% interest in a Canadian partnership, General Mills North America Affiliates, which owns a 50% interest in a partnership organized under the laws of the United Kingdom.

9. Eighty-one percent of the voting securities are owned by General Mills, Inc. and 19% of the voting securities are owned by General Mills Canada, Inc.

10.General Mills, Inc. also owns a 50% ownership interest in a partnership organized under the laws of Austria.

11.General Mills Continental, Inc. and General Mills International
   Limited together own a 100% interest in a Chilean partnership, General Mills Continental, Inc. y Compania, which owns a 50% interest in Cereales C.P.W. Chile Limitada, a corporation organized under the laws of Chile.

12.The 30% ownership interest of General Mills, inc. is held in trust by Nestle, S.A.

13.General Mills, Inc. also owns a 50% ownership interest in a partnership organized under the laws of Switzerland.